    FOR IMMEDIATE RELEASE

PERRIGO VICE CHAIR MORI ARKIN TO RETIRE AFTER 30 YEARS OF SERVICE

    ALLEGAN, Mich., Sept. 13 /PRNewswire-FirstCall/ -- Perrigo Company (Nasdaq: PRGO; TASE) today announced that Mori Arkin, Vice Chairman and General Manager, Perrigo Global Generics and API, has advised the Company that he will retire at the expiration of his current employment agreement on March 17, 2008. Mr. Arkin will remain in his current role until that time, managing the business and ensuring an orderly transition. Arkin will remain a member of the Company’s Board of Directors and continue to assist the Company as needed.

    Arkin joined Perrigo as Vice Chairman and has served as a director since March 2005. Before joining Perrigo, Arkin served as Chairman of the Board of Directors and was the principal shareholder of Agis Industries (1983) Ltd., now known as Perrigo Israel Pharmaceuticals Ltd., from its establishment in 1983 (and prior to that of its affiliated companies) until its acquisition by Perrigo in March 2005.

    “Mori has done an outstanding job of moving the Company forward during his tenure as Vice Chairman,” said Joseph C. Papa, Perrigo’s President and CEO. “The strategic direction put in place under Mori’s leadership, with its emphasis on continued growth of the generic Rx business in the US and expansion of the API business around the world will remain in place, and the Company will continue to move forward under the current business plan.”

    After his departure, the Global Generic and API leadership team will report directly to Perrigo’s President and CEO. Rafi Lebel, EVP and General Manager of Perrigo Israel, who has been with the Company for more than 19 years, will continue to lead the API, Consumer Products and Pharmaceutical Diagnostics businesses. Jatin Shah, SVP and Chief Scientific Officer, who has more than 29 years of pharmaceutical leadership experience, will continue to manage Global R&D and Regulatory. Sharon Kochan, who has been with Perrigo more than 13 years, will continue in his role as EVP US Generics. Mr. Papa stated, “I am confident that Mori and his team will continue to manage the Perrigo Israel businesses well during this time of transition and I look forward to working directly with the team in the future.”

    Arkin said, “I have been proud to work with our leadership team to build Perrigo into the global company that it is today and to drive value for our shareholders. As a member of the board I will work with the leadership team, continuing the focus on key business initiatives and maintenance of the momentum we’ve established. I am committed to making this a smooth transition.”

    Perrigo Company is a leading global healthcare supplier that develops, manufactures and distributes over-the-counter (OTC) and prescription pharmaceuticals, nutritional products, active pharmaceutical ingredients (API) and consumer products. The Company is the world’s largest manufacturer of OTC pharmaceutical products for the store brand market. The Company’s primary markets and locations of manufacturing facilities are the United States, Israel, Mexico and the United Kingdom. Visit Perrigo on the Internet (http://www.perrigo.com).

    Note: Certain statements in this press release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. These statements relate to future events or the Company’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or other comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control. These and other important factors, including those discussed under “Risk Factors” in the Company’s Form 10-K for the year ended June 30, 2007, as well as the Company’s subsequent filings with the Securities and Exchange Commission, may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements in this press release are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Arthur J. Shannon, Vice President, Investor Relations and Communication
(269) 686-1709
E-mail: ajshannon@perrigo.com

Ernest J. Schenk, Manager, Investor Relations and Communication
(269) 673-9212
E-mail: eschenk@perrigo.com